Exhibit 11 - Computation of loss per share



                             Year ended June 30,       Period from February
                             1996                      15, 1995 to June 30,
                                                       1995
Net loss                     $(712,360)                $(49,917)
Weighted average shares      11,403,000                10,655,000
Loss per share               $(.06)                    $-

weighted average shares for period ended 6/30/95


Date                no. of shares      balance of    no. of        weighted ave.
                                       shares        days
2/15/95 (including
special shares)      2,000,000       2,000,000        22                325,926
3/10/95              4,186,757       6,186,757        83              3,803,709
6/1/95                  10,000       6,196,757        30              1,377,057
                                                      --              ---------
weighted ave. shares at
6/30/95                                              135              5,506,692

Plus shares issued
within one year of
offering                                                              2,931,450

Plus options and
warrants issued within
one year                                                              2,217,000
                                                                      ---------
 total                                                               10,655,142

weighted average shares for year ended June 30, 1996:


balance 6/30/95                     6,196,757        30                 509,322
7/31/95              40,000         6,236,757        10                 170,870
8/11/95              23,388         6,260,145       325               5,574,102
                                                                      ---------
 subtotal                                                             6,254,294



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Plus shares issued
within one year of
offering                                                              2,931,450

Plus options and
warrants issued within
one year                                                              2,217,000
                                                                      ---------
 total                                                               11,402,744

shares issued within one year of offering


12/15/95                                                     43,920
12/29/95                                                    640,000
4/7/96                                                    1,022,500
5/2/96                                                      150,000
6/14/96                                                     975,080
6/17/96                                                     100,000
                                                            -------
 total                                                    2,931,450





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